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Exhibit 23-A



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8 filed on April 19, 2002 pertaining to the First Financial Bancorp. Thrift Plan and Trust (the "Plan") of our report dated June 19, 2002, with respect to the financial statements and schedules of the First Financial Bancorp. Thrift Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


Ernst & Young LLP

June 25, 2002
Cincinnati, Ohio